                                                                    EXHIBIT 21.1

                              OBJECT DESIGN, INC.

                                  SUBSIDIARIES

NAME                                            JURISDICTION OF INCORPORATION
- ----                                            -----------------------------

Object Design Security Corporation              Massachusetts
Object Design Japan Co., Ltd.                   Japan
Object Design (U.K.) Limited                    United Kingdom
Object Design S.A.R.L.                          France
Object Design GmbH                              Germany